U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

July 15, 2005

Commission file number: 033-20897-D

HELIX BIOMEDIX, INC.

Delaware	91-2099117
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22122 20TH AVENUE S.E., SUITE 148, BOTHELL, WA 98021
(Address of principal executive offices)

(425) 402-8400
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)

Item 1.01 Entry into Material Definitive Agreement

Helix BioMedix, Inc, (the “Registrant”) announced that on July 15, 2005 it implemented a 401K retirement plan for its employees referred to as the Helix BioMedix, Inc. Employees Savings Trust (the “Plan”). All current employees, including R. Stephen Beatty, Chief Executive Officer, David Kirske, Chief Financial Officer, Tim Falla, Chief Scientific Officer, David Drajeske, VP Business Development, are eligible to participate in the Plan. In addition, future employees who have at least one-year of service with the Registrant and who are at least 21 years of age will be eligible to participate in the Plan.

Under the terms of the Plan, the Registrant will make contributions to the Plan in the amount of 3% of the compensation of all eligible employees. In addition, the Registrant may make discretionary profit-sharing contributions in amounts determined each Plan year. Subject to limits prescribed by law, eligible employees may elect to have the Registrant contribute up to 85% of their compensation to the Plan.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Helix BioMedix, Inc. (Registrant)

Date:	July 15, 2005	/s/ R. Stephen Beatty
R. Stephen Beatty
President and Chief Executive Officer